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                                                                    Exhibit 10.1
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              SEAGATE SOFTWARE INFORMATION MANAGEMENT GROUP, INC.
                          SOFTWARE LICENSE AGREEMENT
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License Number:______________        Commencement Date:  September 20, 2000

BETWEEN:

     SEAGATE SOFTWARE INFORMATION
     MANAGEMENT GROUP (US), INC.         SEAGATE TECHNOLOGIES, INC.
     510 Thornall Street, Suite 270      915 Disc Drive
     Edison, NJ  08837                   Scotts Valley, CA 95066
     Attn:  Controller's Office
     "Seagate"                           "Customer"


1.     LICENSE GRANT

Seagate hereby grants to Customer a non-exclusive, non-transferable, perpetual license to use the Licensed Programs subject to the terms and conditions set forth in this Agreement.

2.     DEFINITIONS

2.1 "Licensed Programs" means the object code software that Seagate offers to Customer pursuant to this Agreement and which is set forth in Schedule A, together with any updates thereto supplied by Seagate, and any associated system and end-user Documentation supplied by Seagate.

2.2 "Customer" means the specific corporation or division designated herein or any successor assignee (whether by change of name, dissolution, merger, consolidation, reorganization or otherwise) to such corporation or division or its business assets.

2.3 "Documentation" means all materials supplied by Seagate, whether in printed or online form or on magnetic tape or other media, that explain or facilitate the use of the Licensed Programs, which may include, without limitation, users' manuals, standard operational manuals or instructions, training materials, flow charts, logic diagrams, system manuals, programming manuals and modification manuals.

3.     PAYMENT

3.1 The license fee and all other amounts to be paid by Customer are set forth in Schedule A to this Agreement. License fees will be invoiced upon shipment of the Licensed Programs. Notwithstanding the foregoing, the fees and other charges for any services performed by Seagate under this Agreement shall be as agreed by the parties pursuant to Schedule D attached hereto. Unless specified otherwise, all references to dollars in this Agreement refer to U.S. dollars.

3.2    Payment terms are net-30 days from date of invoice.

3.3 Seagate reserves the right, without prejudice to any other remedy it might have, to charge Customer interest on any overdue payments at a monthly rate of one and one-half percent (1.5%, i.e., 18% per annum) or at the maximum legal rate, whichever is less.

3.4 In addition to all charges made hereunder, Customer shall pay all taxes and withholding which become due as a result of transactions under this Agreement, and shall pay to Seagate such of those taxes

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and withholding which are required to be collected or paid by Seagate to tax authorities. Taxes include, but are not limited to, sales, use, excise, goods and services, withholding and personal property taxes, but does not include taxes based on Seagate's net income.

4.     DELIVERY

4.1 Seagate agrees to deliver the Licensed Programs F.O.B. Seagate's facility. Customer shall pay, or reimburse Seagate, for all shipping charges to Customer's location, and Seagate shall not be obligated to furnish insurance covering any shipment. Seagate will provide Customer with initial sets of the Documentation as set forth in Schedule A.

4.2 Seagate agrees to provide professional services for Customer pursuant to the terms and conditions of this Agreement and Schedule E.

5.     USE

5.1 Customer's right to use the Licensed Programs, and use of the Documentation in connection therewith, is restricted to internal installation and use of the Licensed Programs in accordance with the software license and use restrictions set forth in Schedule B and only for Customer's internal data processing requirements.

5.2 Customer shall not modify the Licensed Programs. Customer shall not cause, and shall not permit, the reverse engineering, disassembly, decompilation, translation or adaptation of the Licensed Programs, except to the extent expressly authorized by applicable law notwithstanding this limitation. Seagate shall own all rights in any copy, translation, modification, adaptation, or derivative work of the Licensed Programs, including the Documentation, and Customer hereby assigns all rights in them (including moral rights) to Seagate.

5.3 Customer shall not obtain any rights or title to any copyright, trademark or other proprietary rights belonging to Seagate except as granted in this Agreement.

5.4 Customer will ensure that the Licensed Programs are only used as provided by this Agreement and will not sell, sublicense, rent, lease, or otherwise transfer the Licensed Programs, or make the Licensed Programs available in any form, to any third party.

6.     COPYING

6.1 Customer may only make copies of the object code software or parts thereof as are reasonably necessary for disaster recovery, archiving and backup.

6.2 The license granted to Customer herein applies to such copies as it applies to the Licensed Programs, provided use of such copies is limited to the purposes set forth in Section 6.1.

6.3 Except as expressly set forth in Schedule A, no copies of the Documentation may be made without the prior approval of Seagate.

6.4 Customer shall ensure that any copyright notice, trademark, or other proprietary rights notice placed by Seagate on the Licensed Programs or Documentation remain in evidence and are reproduced on any copies of the Licensed Programs and Documentation made by Customer.


7.     MAINTENANCE AND SUPPORT

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Seagate shall provide to Customer the maintenance and support services for the
Licensed Programs described in Schedule C hereto, provided that Customer remains current in its payment of the applicable fees for such services as set forth in Schedule C, and further provided that such maintenance and support services are then-currently available from Seagate.

8.     INTELLECTUAL PROPERTY RIGHTS

8.1 All intellectual property rights of Seagate with respect to the Licensed Programs and Documentation shall remain the exclusive property of Seagate.

8.2 If an action is brought against Customer claiming that the Licensed Programs infringe any United States patent, or worldwide copyright or trade secret rights, of a third party, Seagate shall defend Customer and shall pay the damages and costs finally awarded against Customer, or settlements entered into by Seagate on Customer's behalf, in the action, subject to Section 8.3, but only if (a) Customer notifies Seagate promptly and in writing upon learning that the claim might be asserted, (b) Seagate has sole control over the defense of the claim and any negotiation for its settlement or compromise, (c) Customer takes no action that, in Seagate's judgment, materially impairs Seagate's defense of the claim, and (d) Customer cooperates and assists in the defense or settlement of the claim, as reasonably requested by Seagate.

8.3 If Customer's use of the Licensed Programs is enjoined by a court of competent jurisdiction, or if Seagate wishes to minimize its liability hereunder, Seagate may, at its option and expense, either (a) substitute a substantially equivalent non-infringing item for the infringing item, (b) modify the infringing item so that it no longer infringes but remains functionally equivalent, or (c) obtain for Customer the right to continue using such item.
If none of the foregoing is commercially practicable, Seagate will accept a return of the Licensed Programs which are subject to the injunction and refund to Customer the license fee applicable thereto depreciated on a straight-line basis over five (5) years. The indemnity in Section 8.2 will not apply if and to the extent that the infringement claim results from (a) a correction, modification or unauthorized merged portion of the Licensed Programs not provided by Seagate, (b) a failure to promptly install an update, (c) the combination of the Licensed Programs with items not provided by Seagate, or (d) the performance of services or development of customizations to the Licensed Programs by Seagate pursuant to a specific design submitted by Customer.

8.4 NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATION OF SEAGATE WITH RESPECT TO INFRINGEMENT OR CLAIMS OF INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE LICENSED PROGRAMS, OR OTHERWISE ARISING OUT OF THIS AGREEMENT.

9.     TERM

9.1 The term of this Agreement shall commence on the commencement date indicated on page one of this Agreement.

9.2 The license granted Customer herein shall be for a perpetual period (unless terminated as provided in this Agreement), however, Seagate shall not continue to provide maintenance and support services pursuant to Section 7 hereof unless such services are then-currently offered by Seagate and Customer shall have paid all support and maintenance charges as specified in Schedule C.

10.    TERMINATION

10.1 Seagate may terminate this Agreement, upon written notice, if Customer breaches this Agreement and fails to correct the breach within thirty (30) days following written notice specifying the breach.

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10.2   Seagate may terminate this Agreement as a result of any proceedings, voluntary or involuntary, in bankruptcy or insolvency by or against the Customer.

10.3 Upon termination of this Agreement, Customer shall return all Licensed Programs, including Documentation, belonging to Seagate. All copies made shall be destroyed by Customer and Customer shall provide written certification of such destruction.

10.4 Termination will not discharge either party of any obligations hereunder or from payments of sums due. Sections 3.3, 3.4, 8, 10.3, 11.4, 12, 13, 14, 15,
17, 18, 19, 20, 21 and 22 shall expressly survive termination of this Agreement.

11.    LIMITED WARRANTY

11.1 Seagate warrants that the Licensed Programs (with the exception of customized programs) will, upon delivery and for a period of thirty (30) days thereafter, substantially conform to the description thereof set forth in the pertinent user manuals or other written specifications agreed to by the parties.

11.2 If Seagate receives notification within this warranty period of any defects or problems, and such notification is determined by Seagate to be accurate, Seagate shall use commercially reasonable efforts to correct such defects or problems. The above warranties specifically exclude defects resulting from accident, abuse, unauthorized repair, misapplications, modifications, combinations, merged portions or enhancements not supplied by Seagate. Seagate does not warrant that use of the Licensed Programs will be uninterrupted or error free. The foregoing states Customer's exclusive remedy and Seagate's entire liability for any breach of this limited warranty set forth in Section 11.1 above.

11.3 Seagate warrants that any service provided by it hereunder will be performed consistent with generally accepted industry standards. This warranty shall be in effect for thirty (30) days from performance of the applicable service. Any deficiencies in such service must be reported in writing within thirty (30) days of completion of such service. For any breach of the foregoing warranty, Customer's exclusive remedy, and Seagate's entire liability, shall be the re-performance of the deficient service.

11.4 EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 11, THERE ARE NO WARRANTIES, CONDITIONS, OR REPRESENTATIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE LICENSED PROGRAMS, DOCUMENTATION AND ANY OTHER SOFTWARE, MATERIALS OR SERVICES PROVIDED BY SEAGATE HEREUNDER, INCLUDING ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, SATISFACTORY OR MERCHANTABLE QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR THOSE ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE, ALL SUCH WARRANTIES BEING HEREBY FULLY DISCLAIMED.

12.    LIMITATION OF LIABILITY

12.1 EXCEPT AS SPECIFIED IN SECTIONS 8.2, 8.3 AND 8.4 OF THIS AGREEMENT, SEAGATE'S LIABILITY TO CUSTOMER OR ANY OTHER THIRD PARTY FOR A CLAIM OF ANY KIND ARISING AS A RESULT OF, OR RELATED TO, ANY LICENSED PROGRAMS, DOCUMENTATION OR ANY OTHER SOFTWARE, MATERIALS OR SERVICES PROVIDED OR DEVELOPED PURSUANT TO THIS AGREEMENT, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), UNDER ANY WARRANTY, OR OTHERWISE, SHALL BE LIMITED TO MONETARY DAMAGES, AND THE AGGREGATE AMOUNT THEREOF FOR ALL SUCH CLAIMS SHALL IN NO EVENT EXCEED AN AMOUNT EQUAL TO THE CUMULATIVE FEES PAID TO SEAGATE UNDER THIS AGREEMENT FOR THE PRODUCTS AND/OR SERVICES DIRECTLY CAUSING THE LIABILITY.

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12.2   UNDER NO CIRCUMSTANCES SHALL SEAGATE BE LIABLE TO CUSTOMER OR ANY THIRD
PARTY FOR COSTS OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF SEAGATE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.3 FOR PURPOSES OF THIS SECTION 12, SEAGATE INCLUDES SEAGATE AND ANY AFFILIATED, CONTROLLING AND SUBSIDIARY ENTITIES OF SEAGATE, AND THE DIRECTORS, EMPLOYEES, OFFICERS, AGENTS, SUBCONTRACTORS, LICENSORS AND SUPPLIERS OF ALL OF THEM. THESE LIMITATIONS WILL APPLY NOTWITHSTANDING ANY FUNDAMENTAL BREACH OR FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THE FOREGOING ALLOCATION OF RISK IS REFLECTED IN THE FEES CHARGED UNDER THIS AGREEMENT.

12.4 NO ACTION, REGARDLESS OF FORM, ARISING UNDER THIS AGREEMENT MAY BE BROUGHT BY CUSTOMER MORE THAN ONE (1) YEAR AFTER THE OCCURRENCE OF THE EVENTS WHICH GAVE RISE TO THE CAUSE OF ACTION.

13.    CONFIDENTIALITY

13.1 Seagate represents that the Licensed Programs are proprietary to Seagate, and that such Licensed Programs comprise confidential or proprietary information of Seagate. Customer agrees to use reasonable efforts to protect the confidential or proprietary nature of such Licensed Programs for so long as such information remains confidential and proprietary to Seagate, using the same degree of care it utilizes for the protection of its own confidential and proprietary information of like importance, provided such information is suitably marked and identified as proprietary or confidential to Seagate at the time it is provided to Customer.

13.2 Either party may disclose the existence and the general nature of the relationship between the parties established by this Agreement provided it does not disclose any of the specific pricing, terms or conditions hereof. However, each party shall be entitled to disclose the terms and conditions of this
Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the parties; (iv) in confidence, to accountants, banks, and financing sources and their advisors; (v) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vi) in confidence, in connection with an actual or prospective merger, acquisition or similar transaction.

13.3 Customer shall have no obligation hereunder to Seagate to protect the confidentiality of any information to the extent such information: (a) was known to Customer prior to disclosure hereunder as evidenced by written documentation;
(b) is hereafter received from a third party without any obligation to keep it confidential; (c) is or becomes publicly available by other than unauthorized disclosure by Customer; (d) is independently developed by Customer without reference to the confidential information; (e) is approved for release by written authorization of Seagate; or (f) is disclosed to third parties by Seagate without any restriction of confidentiality. The above obligation shall apply equally to Customer's employees, contractors and consultants.

14.    ASSIGNMENT

Customer shall not assign or otherwise transfer, directly or indirectly its rights under this Agreement, by operation of law or otherwise, including in the case of merger, acquisition of a greater than fifty percent (50%) interest in Customer by any other person or sale of Customer's assets, without the prior written consent of Seagate, and any such attempted assignment or transfer shall be void and shall result in the immediate and automatic termination of this Agreement. Any permitted transfer of the Licensed Programs must include the most recent update and all prior versions. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors and assigns.

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15.    NOTICES

15.1 All notices or other communication required or permitted to be given under this Agreement shall be delivered or addressed as follows:

Customer:                       Seagate:

______________________          SEAGATE SOFTWARE INFORMATION
______________________          MANAGEMENT GROUP (US), INC.
______________________          510 Thornall Street, Suite 270
______________________          Edison, NJ  08837
Attn:_________________          Attn:  Controller's Office

15.2 Any notice or other communication (other than telephone requests for maintenance or support) must be in writing, in English or French, and either actually delivered (including delivery by facsimile, telex, courier or similar means) or deposited in the United States mail or Canada Post in registered or certified form, return receipt requested, postage prepaid, addressed to the receiving party at the address set forth above or to such other address as such party may indicate by notice in accordance with this Section. Notice will be effective on the date that it is delivered or, if sent by mail accordance with this Section, three (3) days after the date of mailing.

16.    FORCE MAJEURE

Neither party shall be liable for any delays in the performance of any of its obligations hereunder due to causes beyond its reasonable control, including, but not limited to, fire, strike, wars, riots, acts of any civil or military authority, acts of God, judicial action, unavailability or shortages of materials or equipment, failures or delays in delivery of vendors and suppliers or delays in transportation. The foregoing shall not apply to a party's financial obligations under this Agreement.

17.    GENERAL

17.1 In the event that one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Agreement.

17.2 The headings contained in this Agreement are for the purposes of convenience only and are not intended to define or limit the contents of this Agreement.

17.3 The parties are independent contractors and neither party is an employee, agent, partner, or joint venturer of the other. Neither party has the right or ability to bind the other to any agreement with a third party or to incur any obligation or liability on behalf of the other party.

17.4 THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, U.S.A., EXCLUSIVE OF ANY PROVISIONS OF THE UNITED NATIONS 1980 CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS, INCLUDING ANY AMENDMENTS THERETO, AND WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

17.5 Customer hereby acknowledges that the Licensed Programs are subject to export controls, pursuant to U.S. Export Administration Regulations and the export laws and regulations of other countries ("Export Laws"). Customer shall comply with all applicable Export Laws, and shall not export, reexport, transfer, divert or disclose, directly or indirectly, including via remote access, the Licensed Programs, any

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confidential information contained or embodied in the Licensed Programs, or any direct product thereof, except as authorized under the Export Laws.

17.6 Any waiver of any provision or breach of this Agreement must be in writing and shall not constitute a waiver of any other provision or breach.

17.7 This Agreement may be executed in two (2) or more counterparts or duplicate originals, all of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.

17.8 This Agreement, including all Schedules and Addenda attached hereto and incorporated herein, supersedes all prior agreements and understandings between the parties related to the subject matter hereof and is intended by the parties as the complete and exclusive statement of the terms of the agreement between the parties. This Agreement shall not be modified, except by written agreement signed by both of the parties hereto. The terms and conditions of this Agreement shall apply notwithstanding any additional or different terms and conditions of any ordering document or other instrument submitted by Customer, which terms and conditions shall be void and of no effect. The parties have required that this Agreement and all documents relating thereto be drawn up in English. Les parties ont demande que cette convention ainsi que tous les documents que s'y attachent soient rediges en anglais.

18.    THIRD PARTY SUPPLIER'S WARRANTY DISCLAIMER

EACH SUPPLIER AND LICENSOR TO SEAGATE OF ANY PORTION OF THE LICENSED PROGRAMS ("THIRD PARTY SUPPLIER") DISCLAIMS ALL WARRANTIES EXPRESS, IMPLIED, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL ANY THIRD PARTY SUPPLIER BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR OTHER DAMAGES ARISING OUT OF THIS AGREEMENT OR THE USE, LICENSE OR DELIVERY OF ANY LICENSED PROGRAMS.

19.    AUDIT RIGHTS

Upon reasonable notice to Customer and during Customer's business hours, Seagate shall have the right to audit, at Seagate's expense, the Licensed Programs in Customer's possession and Customer's books and records, to determine its compliance hereunder. In the event any such audit reveals that Customer has breached a material obligation hereunder, then, in addition to such other remedies as Seagate may have, Customer shall pay or reimburse to Seagate the cost of the audit.

20.    U.S. GOVERNMENT RESTRICTED RIGHTS

If any Licensed Programs are to be supplied under a U.S. government contract, the U.S. government's rights to use, modify, reproduce, release or disclose the Licensed Programs are restricted in accordance with FAR 12.212 and DFARS
227.7202 and the restrictions set forth in this Agreement.

21.    DISPUTE RESOLUTION

21.1 Except as otherwise provided below, any controversy or claim arising out of or relating to this Agreement shall be submitted to final and binding arbitration in San Francisco, California, in accordance with the commercial rules of the American Arbitration Association ("AAA"). The arbitration shall be before a single arbitrator, except that in the event the amount in controversy exceeds one hundred thousand dollars ($100,000) the arbitration shall be before three (3) arbitrators and the decision of any two of them shall be binding. If not mutually agreed upon, the arbitrator(s) shall be selected according to AAA rules from a list, prepared by the AAA, of persons having expertise in the subject matter. Judgment upon the award may be entered in any court having jurisdiction thereof. This provision is self-executing, and in the

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event that either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party notwithstanding said failure to appear.

21.2 Notwithstanding the foregoing: (1) any claim or controversy related to the intellectual property rights of Seagate, including but not limited to any controversy as to whether or not certain information is confidential information, and including the contesting of any claim of ownership of trade secrets, trademarks, copyrights, patents or other proprietary technology or intellectual property, and including any claim as to whether or not there has been any breach of Seagate's rights as to such property, shall not be determined by arbitration, but only by a court located in California, to whose exclusive jurisdiction and venue Customer hereby consents; and (2) Customer acknowledges that any breach of its obligations under this Agreement with respect to the proprietary rights or confidential information of Seagate will cause Seagate irreparable harm, and therefore Seagate will be entitled to equitable relief in addition to all other remedies provided by this Agreement or available at law, in any court of competent jurisdiction.

21.3 In the event of any litigation or arbitration hereunder, the arbitrator or court shall award costs and reasonable attorneys' fees to the prevailing party.

22.    BINDING AGREEMENT

This Agreement shall not be deemed accepted by or binding upon Seagate unless and until a copy, fully executed by Customer and an authorized representative of Seagate, is delivered to Customer. This Agreement shall be deemed accepted and made where executed by Seagate.

In witness whereof, the parties hereto have caused this Agreement to be executed by their duly authorized representatives

CUSTOMER                             SEAGATE

BY:_____________________________     BY:_______________________________

NAME:___________________________     NAME:____________________________

TITLE:__________________________     TITLE:____________________________

DATE:___________________________     DATE:_____________________________

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                                   SCHEDULE A



License No.:________________        Customer:  Seagate Technologies, Inc.


In reference to Licensed Programs:


Description         # of Copies ("LICENSED COPIES")       Price*
----------------  ------------------------------------  ----------

Seagate Info 7    1000 Concurrent Access License (CAL)  $1,498,750
Seagate Info 7    500 Named User Designer License       included

*Includes a 50% discount off of Seagate Software's list prices.

Buy Now Discount: If Customer executes this Agreement no later than September 30, 2000, an additional discount of $300,000 will be applied to the license fees indicated above.

Special Terms: For a period of one (1) year following execution of this Agreement, Seagate will offer to Customer a 50% discount on all of Seagate's software products, and all aintenance and technical support services.



In reference to Documentation:

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                                   SCHEDULE B
Permitted Uses.
--------------

Use of the identified versions of Licensed Programs are further subject to the additional restrictions set forth in this Schedule B. For new versions not identified herein, Customer shall be subject to the use restrictions contained in the electronic license that accompanies the applicable media. Such electronic license shall contain a provision which allows Customer to return any Seagate PRODUCT within thirty (30) days from the date of purchase in the event that Customer does not agree to be bound by any such use restrictions.


SEAGATE INFO 7.0:
-----------------

1. CLIENT AND SERVER SOFTWARE. The Licensed Programs include "Server Software" and "Client Software". Server Software is defined as those modules of the Licensed Programs installed on a network, file or web server computer ("Server") that manage and control the automated exchanges of information with Clients through various telecommunication channels. Client Software is defined as those modules of the Licensed Programs that run on remote computers ("Clients") and facilitate communications with the Server Software. Customer may install and use both the Server Software and Client Software on multiple Server and Client computers under Customer's control in the United States, and any other country to which the Licensed Programs are legally exported, provided that the number of Client Licenses, Designer Licenses, Administrator Licenses and Software Developer's Kit Licenses set up or configured at any one time does not exceed the total number of such licenses ordered by Customer, as further described in Sections 2 and 3 below. The Licensed Programs are "in use" on a Server or Client when they are resident in memory (i.e., RAM) or when executable and other files are installed on the hard drive or other storage device of that Server or Client.

2. TYPES OF END USER LICENSES. Each end user installing, using and/or accessing the Licensed Programs must be authorized using one or more of the following types of licenses: (1) Client License, (2) Designer License, (3) Administrator License, and (4) Software Developer's Kit License.

(1)  Client License.   An end user authorized via a Client License may install,
     access and use the Licensed Programs to view, schedule and analyze existing reports, queries and OLAP cubes (and other objects identified in the Licensed Programs' documentation) using the Server Software and Client Software components that are described in the Licensed Programs' documentation, including without limitation: (a) Info Administrator, (b) Info Viewer, (c) Info Analyzer, (d) Info Desktop, (e) Info Query (including the design and edit of queries), (f) Info Worksheet, (g) Info Worksheet for Java, (h) Info Worksheet for HTML, and (i) Info Desktop for Outlook. In addition, an end user authorized via a Client License may install and use the Info WebAccess Server component on one or more web Servers to permit access via a web browser. Web browser access requires a Client License and may be used in addition to, or as a replacement for, access via the Info Desktop component. An end user authorized via a Client License may not design reports, queries or cubes unless such user also holds a Designer License. Client Licenses may be ordered either as Named User Licenses or Concurrent Access Licenses as defined in Section 3.

(2) Designer License. An end user authorized via a Designer License must also have a Client License and may install and use the Licensed Programs to design reports, queries, meta data and OLAP cubes using the following Server Software and Client Software components, as such components are more fully described in the Licensed Programs' documentation: (a) Info Report Designer (for designing reports directly against a database), (b) Info SQL Designer (for designing queries and complex SQL), (c) Info View Designer (for setting up meta data), and (d) Info Cube Designer (for structuring OLAP cubes). An end user authorized via a Designer License may then use the Licensed Programs to share the reports,

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     queries and OLAP cubes it creates with end users having a Client License.
     Designer Licenses may be ordered only as Named User Licenses as defined in
     Section 3.

(3) Administrator License. Customer's license of the Licensed Programs includes one pre-defined Administrator License, which authorizes a single, named individual (the "Administrator") to install and use the Server Software and Client Software components as permitted under a Client License and/or Designer License solely to facilitate use of the Licensed Programs by other licensed end users holding a Client License or Designer License. The Administrator License is provided only as a Named User License as defined in Section 3. Customer may authorize additional Administrator Licenses; however, for each such Administrator License, the corresponding Administrator must hold both a Client License and a Designer License.

(4) Software Developer's Kit License. For each Software Developer's Kit License ordered, one named individual who holds a Client License (the "Developer") may install and use the Licensed Programs on a single computer to design, develop and test software applications and tool products (each, a "Custom Application"), as more fully described in Subsections (a), (b) and (c) immediately below, solely for facilitating end user access to the Server Software components, including, Info APS, Info Server, Info WebAccess Server, Info OLAP Server, and any other Server Software based component licensed by Seagate. However, a Software Developer's Kit License alone does not provide any other end user with the right to use the Licensed Programs, and each end user directly or indirectly accessing, or obtaining the benefit of, the Licensed Programs through a Developer's Custom Application or otherwise must, at a minimum, be properly authorized pursuant to a Client License. Software Developer's Kit Licenses may be ordered only as Named User Licenses as defined in Section 3.

a) Sample Code. Developers may modify the sample source code included in the Licensed Programs as "samples" ("Sample Code") to internally design, develop, and test their Custom Application. Developers may reproduce and distribute the Sample Code, along with any modifications they make, in object code form only, subject to the requirements of Subsection (c) below.

b) Redistributable Code. Developers may reproduce and distribute portions of the Licensed Programs identified as "redistributable files" in the REDIST.TXT file ("Redistributable Code") in object code form only, subject to the requirements of Subsection (c) below.

c) Distribution Requirements. Developers may copy and redistribute the Sample Code and/or Redistributable Code, in object code form only (collectively, "Redistributable Components"), and grant end users of their Custom Application the right to use the Redistributable Components provided that:
     (i) Customer/Developer distributes, and permits use of, the Redistributable Components only in conjunction with, and as a part of, the Custom Application; (ii) the Custom Application adds significant and primary functionality to the Redistributable Components; (iii) the Redistributable Components only operate in conjunction with the Server Software; (iv) Seagate's name, logo, or trademarks cannot be used to market or identify the Custom Application; (v) a valid copyright notice benefiting Seagate must be included on the Custom Application; (vi) all end users of the Custom Application must also be licensed LICENSED PROGRAM end users possessing, at a minimum, a Client License; and (vii) Customer defends, indemnifies and holds Seagate harmless from and against any claims or lawsuits, including attorneys' fees, that arise or result from the use or distribution of the Custom Application.

3. NAMED USER LICENSES AND CONCURRENT ACCESS LICENSES. When use of the Licensed Programs is licensed on a named user basis, each named individual accessing the Licensed

Programs must have their own separate license as identified in Section 2 (a "Named User License") and must possess an accompanying authorized personal "Unique User ID" as described in the documentation (a "UUID") permitting access to and use of the Licensed Program components corresponding to such license as listed in Section 2. An end user may install and use only those Licensed Program components for which they have obtained a license and accompanying authorized UUID. Customer may have only as many UUID(s) defined or in use at any one time as have been licensed from Seagate as set forth in Customers particular ordering documentation or license agreement. Unless Customer's ordering documentation or license agreement provides expressly to the contrary, no UUID or Named User License may be shared by more than one individual. In addition, Named User Licenses and UUID(s) may not be transferred from one individual to another unless the original end-user permanently leaves Customer's employment.

When use of the Licensed Programs is licensed on a concurrent access basis, Customer obtains the right to set up and configure the Licensed Programs with an unlimited number of Named User Licenses and UUID(s), but the number of end users who can access the Licensed Programs at any one time is limited to the number of "Concurrent Access Licenses" ("CAL(s)") ordered by Customer. CAL(s) are ordered in block sizes specified by Seagate and are assigned to a particular Info APS or Info APS cluster, as these Server Software components are more fully described in the documentation, and these blocks may not be split across different Info APS' or Info APS clusters unless Customer's ordering documentation or license agreement provides expressly to the contrary. Customer acknowledges that Seagate may control the number of Named User Licenses, CAL(s), and other licensed LICENSED PROGRAM components, including the use of such components, pursuant to key codes.

4. UNIX INFO SERVER. The Server Software component referred to as Info Server may also be licensed in a Unix version ("UNIX Info Server"). For each UNIX Info Server license ordered by Customer, Customer is permitted to install and use one copy of the UNIX Info Server component on a single Server computer for use only in conjunction with the other Licensed Programs licensed hereunder, and accessible only to end users possessing, at a minimum, a Client License. Except to the extent in conflict with this Section 4, Customer's use of the UNIX Info Server shall otherwise be subject to all of the terms and conditions of this Schedule B and the Agreement.

5. STANDALONE INFO ANALYZER. The license to the Licensed Programs also includes a limited license to use the Licensed Program component as the "Standalone Info Analyzer" as such component is more fully described in the Licensed Programs' documentation. Customer may install and use the Standalone Info Analyzer on multiple Server and Client computers under Customer's control in the United States, and any other country to which the Licensed Programs are legally exported, provided that the Standalone Info Analyzer is used only to view reports generated by the Licensed Programs. Users of the Standalone Info Analyzer are not required to hold a Client License or any other of the types of licenses described herein. However, the right to use the Standalone Info Analyzer does not provide an end user with the right to use any other component of the Licensed Programs (e.g., Info APS; HTML, Java and Windows desktops), and each end user directly or indirectly accessing, or obtaining the benefit of, such other Licensed Program components must, at a minimum, be properly authorized pursuant to a Client License. Except to the extent in conflict with this Section 5, Customer's limited use of the Standalone Info Analyzer hereunder shall otherwise be subject to all of the terms and conditions of this Schedule B and the Agreement.

6. LIMITED MANAGE EXEC LICENSE. The media containing the Licensed Programs may also include a copy of the Manage Exec product ("Manage Exec"). Customer may install and use Manage Exec subject to the terms and conditions of this Agreement and of the software license agreement accompanying Manage Exec. By accepting the terms and conditions of this Agreement you also accept the terms and conditions of the Manage Exec software license agreement.

7. THIRD-PARTY SOFTWARE. Certain Licensed Program components use the following third-party software programs which are loaded (in both object and source code form) on the Licensed Programs' media: omniNames (the "GNU Programs"), which have not been modified by Seagate; and uses the following software libraries: JacORB, omniORB library, and omnithread library (collectively, the "GNU Libraries"), JacORB and omniORB library having been modified by Seagate in 2nd quarter 1998. The use, distribution, and modification of the GNU Programs is governed by the terms and conditions of the GNU General Public License, and the use, distribution, and modification of the GNU Libraries is governed by the terms and conditions of the GNU Library General Public License, a copy of each may be found at http://www.gnu.org. With respect to the GNU Programs and GNU Libraries, in the event of a conflict between the terms of this Schedule B and the Agreement, and the GNU General Public License or the GNU Library General Public License, respectively; the terms of the GNU General Public License or GNU Library General Public License, as applicable, shall control.

                                   SCHEDULE C


License No:________________        Customer: Seagate Technologies, Inc.



In reference to maintenance & support:

-----------------------------------------------------------------------------------------------------
Installation  Production System Installation  _____________  Number of Named Contacts:  _____________
#             Installation Name:
              Registration Number:            _____________  Number of Backup Contacts: _____________
              Development System              _____________
              Installation Name:
              Registration Number:            _____________
-----------------------------------------------------------------------------------------------------

Support:

----------------------------------------------------------------------------------------------------------------
             Component
              (e.g.,
Licensed      seats,                                                                    MSRP        Total MSRP
Software     licenses,       No. of                                                    Support      Support Fees
(including    copies,       Component     Support      Commencement     Expiration    Fees (per    for Licensed
version #)    etc.)           Units       Product          Date            Date         Unit)        Software
----------------------------------------------------------------------------------------------------------------
Seagate      CAL              1000       Info 24X7      10/1/2000       9/30/2001                    $123,000
Info 7                                   Enterprise
                                         Support
----------------------------------------------------------------------------------------------------------------
Seagate      Named             500       Info 24X7      10/1/2000       9/30/2001                    included
Info 7       User
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                                                      Total MSRP    $123,000
                                                                                      Support
                                                                                      Fees:
                                                                                      --------------------------

                                                                                      --------------------------

                                                                                      Less
                                                                                      Discounts:
                                                                                      --------------------------

                                                                                      --------------------------
                                                                                      Total         $123,000
                                                                                      Extended
                                                                                      Support
                                                                                      Fees:
----------------------------------------------------------------------------------------------------------------

Upgrade Advantage:

--------------------------------------------------------------------------------------------------------------------------
                                                                                                             Total MSRP
                                                                                                               Upgrade
                         Installation          No. of                                 Advantage Fees (per   Advantage Fees
Licensed Software        Registration     Copies/Licenses/  Commencement  Expiration   Copy, License or      for Licensed
(including version #)         No.                CALS           Date         Date          CAL)                Software
--------------------------------------------------------------------------------------------------------------------------
Seagate Info 7                             1000 CAL          10/1/2000     9/30/2001                           $299,750
--------------------------------------------------------------------------------------------------------------------------
Seagate Info 7                             500 Named User    10/1/2000     9/30/2001                           included
                                           Designer
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                                       Total MSRP Upgrade      $299,750
                                                                                       Advantage Fees:
                                                                                      ------------------------------------

                                                                                      ------------------------------------
                                                                                       Less Discounts:
                                                                                      ------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                                       Total Extended          $299,750
                                                                                       Upgrade
                                                                                       Advantage Fees:
                                                                       ---------------------------------------------------
                                                                        Total          $299,750
                                                                        Service Fees:
--------------------------------------------------------------------------------------------------------------------------


CUSTOMER                                   SEAGATE


By:    __________________________          By:    __________________________

Name:  __________________________          Name:  __________________________

Title: __________________________          Title: __________________________

Date:  __________________________          Date:  __________________________

                  DESCRIPTION OF SUPPORT AND UPGRADE ADVANTAGE

1.0  DEFINITIONS

"Development System" shall mean the Licensed Software that is part of a pre-Production System (e.g., test system or prototype) or is being used by Customer to develop a Production System.

"Documentation" shall mean Seagate's written or electronic users manual accompanying the Licensed Software.

"Error" shall mean a problem with the Licensed Software that causes the Licensed Software to fail to operate in accordance with its Documentation.

"Fix" shall mean a partial release of the Licensed Software that corrects one or more specific defects.

"Incident" shall mean a Customer inquiry regarding the Licensed Software or a problem with the Licensed Software reported by Customer to Seagate.

"Installation" shall mean the Licensed Software comprising a Production System and/or Development System identified by the registration number for the associated APS or APS cluster set forth on the cover page of this Agreement.

"Maintenance Release" shall mean a full release of the Licensed Software that includes error corrections to existing functionality.

"Major Release" shall mean a full release of the Licensed Software that includes significant feature enhancements and/or new functionality.

"Named Contacts" and "Backup Contacts" shall mean the personnel of Customer (English-speaking) who are identified by name to Seagate in writing and who may contact Seagate for support. The number of Named Contacts and Backup Contacts shall be limited to that number provided by the applicable Support Product as set forth on Attachment A, unless a different number is set forth on the cover page of this Agreement.

"Production System" shall mean the Licensed Software that is being used as a regular part of the day to day operations of Customer.

"Seagate Business Day(s)" shall mean the normal business days for the Seagate regional support centers as set forth on Attachment B, excluding any holidays recognized by such support centers.

"Seagate Business Hours" shall mean the normal business hours during Seagate Business Days for the Seagate regional support centers as set forth on Attachment B.

"Services" shall mean, as applicable, Support Services, Upgrade Advantage Services, Additional Services and/or any other services provided by Seagate under this Agreement.

"Severity 1 Incident" shall mean an Incident that involves a complete or nearly complete loss of service for a Production System, i.e., the Production System is running at 0 - 20% of its normal capacity (with respect to the number of users or reports adversely affected).

"Severity 2 Incident" shall mean an Incident that involves (i) a substantial loss of service for a Production System, i.e., the Production System is running at 21 - 80% of its normal capacity (with respect to the number of users or reports adversely affected); or (ii) a complete or substantial loss of service for a Development System, i.e., the Development System is running at 0 - 80% of its normal capacity (with respect to the number of users or reports adversely affected).

"Severity 3 Incident" shall mean an Incident that involves a minimal loss of service for a Production System or Development System, i.e., the Production System or Development System is running at 81 - 100% of its normal capacity (with respect to the number of users or reports adversely affected).

"Severity 4 Incident" shall mean an Incident that does not involve any loss of service for a Production System or Development System, i.e., typically includes how-to questions, enhancement requests and system set-up questions, or inquiries with respect to a system which is neither a Production System nor a Development System.

"Support Coverage Period" shall mean, with respect to a Support Product, that time period during which the Support Product is ordered by Customer commencing on the Commencement Date and terminating on the Expiration Date specified on the cover page of this Agreement.

"Support Hours" shall mean (i) Seagate Business Hours, if the Support Product does not include 7x24 coverage; and (ii) if the Support Product includes 7x24 coverage, Monday through Sunday, 24 hours per day, for support of Severity 1 Incidents and Severity 2 Incidents, and Seagate Business Hours for the support of all other Incidents.

"Support Product(s)" shall mean the standard support service offerings made available by Seagate for the Licensed Software, as further described on Attachment A, and ordered by Customer on the cover page of this Agreement.

"Upgrade Advantage" shall mean Seagate's standard maintenance program for the Licensed Software pursuant to which the Upgrade Advantage Services are provided to Customer.

"Upgrade Advantage Coverage Period" shall mean that time period during which Upgrade Advantage is ordered by Customer commencing on the Commencement Date and terminating on the Expiration Date specified on the cover page of this Agreement.

"Work-Around" shall mean a temporary or permanent change in the set-up or configuration of the Licensed Software and/or Customer's equipment and/or network; or a Fix or other software supplied by Seagate to avoid the Error, provided that: (a) the functionality, compatibility or use of the Licensed Software is not adversely affected, and (b) the Work-Around is not unduly burdensome to Customer.

2.0  SERVICES

2.1 Support Services. During the Support Coverage Period for each Support Product ordered by Customer, Seagate will provide the following support services to Customer for the Installation covered by such Support Product (the "Support Services"):

  (a) Help-Desk Support. Inquiries from Customer regarding technical, operational and user issues, or problems with or defects in the Licensed Software, will be handled by the Seagate regional support center, either by telephone, electronic mail or facsimile, during the Support Hours, and within the target response times, for the applicable Support Product as set forth in
  Section II of Attachment A. Before contacting the Seagate regional support center, Customer shall use reasonable efforts to collect the following information: (i) the symptoms of the problem encountered, such as error messages; (ii) the actions or commands being performed when the problem arose; and (iii) a description of Customer's computing environment, including the hardware platform and operating system, etc.

  (b) Error Correction. Seagate will use commercially reasonable efforts to resolve Errors in the Licensed Software, or provide a Work-Around, during the Support Hours, and within the target error correction times, for the applicable Support Product as set forth in Section III of Attachment A. In the event Customer detects any problem in the Licensed Software, Customer will notify Seagate and will provide a description of the problem and sufficient additional details to assist Seagate in its attempt to reproduce and remedy the failure. Customer understands that not all problems in the Licensed Software will be corrected immediately and that problems which do not have a material adverse effect upon the functionality or efficiency of the Licensed Software may only be corrected in subsequent Maintenance Releases.

2.2 Upgrade Advantage Services. During the Upgrade Advantage Coverage Period, Seagate will provide to Customer Fixes, Maintenance Releases and Major Releases to the Licensed Software for which Customer is a then-current paid subscriber of Upgrade Advantage, together with the relevant Documentation updates, that from time to time are implemented and generally made available by Seagate to Upgrade Advantage subscribers at no additional charge (the "Upgrade Advantage Services"). At Seagate's discretion, Fixes, Maintenance Releases and Major Releases will either be posted on the Seagate web site or electronic bulletin board for download or will be shipped to the Customer Contact at the address designated on the cover page of this Agreement.

2.3 Named Contacts. The Services shall be provided only to Customer's Named Contacts and Backup Contacts, and Seagate is not obligated to provide support to, or accept inquiries from, any other person. Named Contacts and Backup Contacts must be adequately qualified and trained in Customer's hardware and software systems. Named Contacts and Backup Contacts shall be responsible for reporting Incidents and providing information and other assistance to Seagate. Support to a Backup Contact is provided only if the corresponding Named Contact is not available. Customer may change the identity of its Named Contacts and Backup Contacts by providing advance written notice to Seagate.

2.4 Additional Services. If Seagate provides any support services in connection with any problem in one of the excluded areas set forth in this Agreement, such services will be provided at Seagate's then-published time and material rates.

2.5 Customer Responsibilities. Throughout the Term of this Agreement, Customer agrees to:

  (a) Follow all of Seagate's reasonable installation, operation, and maintenance instructions;

  (b) Complete and provide to Seagate, on a quarterly basis, a worksheet (a form of which will be provided by Seagate) stating the location and the number of copies of the Licensed Software installed and/or operated by Customer;

  (c) Provide Seagate, as Seagate may reasonably request, with data, information, assistance, materials and access to equipment to the extent of Customer's reasonable ability; and

  (d) From time to time upon Seagate's reasonable request (but no more than once per year), complete and provide to Seagate customer care surveys so that the parties can measure Customer's satisfaction with Seagate's Services.

2.6  Exclusions.  The following exclusions apply:

  (a) This Agreement does not cover the maintenance and/or service of any machines, computer hardware or equipment.

  (b) The Services do not include, and the Service Fees do not include charges for, the following: (i) support of any software which is developed, or otherwise owned, by anyone other than Seagate; (ii) support of any Licensed Software modified or altered by a party other than Seagate; (iii) restoration of lost data; (iv) integration, installation and configuration of Fixes, Maintenance Releases and Major Releases (other than the answering of questions related to such activities); (v) integration, installation and configuration of the Licensed Software to operate with new releases of other products such as operating systems, data communications products and databases (other than the answering of questions related to such activities); (vi) support of any problems to the extent caused by the negligence of Customer; (vii) support of any Licensed Software installed or operated other than in accordance with the

  License Agreement and the Documentation; and (viii) support of any Licensed Software used on or with equipment or system software not fully compatible with that described in the Documentation.

  (c) To the extent a reported problem was corrected in a Fix or Maintenance Release not installed by Customer, Seagate's obligation to provide the Services hereunder with respect to such problem shall be suspended until such Fix or Maintenance Release has been installed by Customer.

  (d) Seagate's obligation to provide the Support Services extends only to the most recent Major Release and the immediately two (2) prior Major Releases for the Licensed Software, including any direct successor products to any such Licensed Software, provided that (i) the Services for each Major Release will at a minimum be provided for a twelve (12) month period after the delivery of such Major Release to Customer; and (ii) Seagate is only obligated to support the second Major Release back for a period of twelve (12) months after the general release of the most recent Major Release. Seagate's obligation to provide the Upgrade Advantage Services extends only to the most recent Major Release for the Licensed Software.

  (e) If Seagate is denied access to Customer's computers or the Licensed Software (whether by remote access or otherwise), then Seagate's obligation to provide the Services hereunder shall be suspended until all necessary access has been provided. In all cases, Seagate shall comply with Customer's reasonable security procedures.

  (f) If Customer fails to comply with any of its obligations in this Agreement, then Seagate's obligation to provide the Services hereunder shall be suspended until Customer complies with any such obligations.

3.0  FEES AND PAYMENT

3.1 Service Fees. The fees for the Services provided by Seagate hereunder (the "Service Fees") are set forth in Schedule C of this Agreement. Service Fees shall be payable by Customer in advance of the Support Coverage Period and/or Upgrade Advantage Coverage Period to which they apply and within thirty (30) days of receipt of an invoice from Seagate.

3.2 Rate Changes. Unless the parties have agreed otherwise in writing, Seagate reserves the right to change the Service Fees in its sole discretion provided sixty (60) days advance written notice is given Customer and no increase shall take effect until after the then-current Support Coverage Period and/or Upgrade Advantage Coverage Period to which such increase applies.

                                  Attachment A
                                Support Products
                                ----------------

I.   Support Product Features:

     A.   Seagate Info Priority Support:
          7x24 Coverage:  No
          # of Installations Supported:  1
          # of Named/Backup Contacts per Installation:  3

          Options:
               Seagate Info Priority Support Base Kit = (covers 1 installation) Seagate Info Named User (need to multiply this price X the number of users)
               Seagate Info 25 CAL
               Add-on installations for Seagate Info Priority Support (covers 1 installation)

     B.   Seagate Info Priority Support 7 x 24:
          7x24 Coverage:  Yes
          # of Installations Supported:  1
          # of Named/Backup Contacts per Installation:  3

          Options:
               Seagate Info Priority Support 7 x 24 Base Pack (covers 1 installation)
               Seagate Info Named Users 7 x 24
               Seagate Info 25 CAL 7 x 24
               Add-on installations of Seagate Info Priority Support 7 x 24 (covers 1 installation)

     C.   Seagate Info Enterprise Support:
          7x24 Coverage:  No
          # of Installations Supported:  5
          # of Named/Backup Contacts per Installation:  3

          Options:
               Seagate Info and Seagate Holos Enterprise Support Base Pack (covers 5 installations)
               Seagate Info Enterprise Support Named users
               Seagate Info Enterprise Support 25 CAL
               Add-on installations of Seagate Info Enterprise Support (covers 1 additional installation)

     D.   Seagate Info Enterprise Support 7 x 24:
          7x24 Coverage:  Yes
          # of Installations Supported:  5
          # of Named/Backup Contacts per Installation:  3

          Options:
               Seagate Info Enterprise Support 7 x 24 BASE Pack
               Seagate Info Enterprise Support Named Users
               Seagate Info Enterprise Support 25 CAL
               Add-on installation of Seagate Info 7 x 24 Enterprise Support (covers 1 additional installation)

     E.   Seagate Holos Enterprise Support:
          7x24 Coverage:  No
          # of Installations Supported:  5
          # of Named/Backup Contacts per Installation:  3

          Options:
               Seagate Holos Enteprise Support Base Pack
               Seagate Holos Enterprise Support Named Users
               Seagate Holos Enterprise Support 25 CAL
               Seagate Holos Server
               Seagate Holos Analytical Applications

II.  Response Time:

During the Support Hours, Seagate shall use commercially reasonable efforts to respond to Incidents in accordance with the severity level reasonably assigned by Seagate as follows:

  SEVERITY LEVEL              TARGET RESPONSE TIME
  --------------       -------------------------------------
                       Priority Support   Enterprise Support
                       ----------------   ------------------

Severity 1 Incident    Two (2) hour       One (1) hour
Severity 2 Incident    Four (4) hour      Two (2) hours
Severity 3 Incident    Eight (8) hours    Four (4) hours
Severity 4 Incident    Eight (8) hours    Four (4) hours

Response times shall be measured from the time Seagate receives Customer's notice of the Incident, which notice must be given during Support Hours by telephone for Severity 1 Incidents and by telephone or electronic mail for all other Incident levels. Seagate is only obligated to respond during the Support Hours. For example, if the Seagate regional support center provides support during the hours of 8 a.m. to 5 p.m. and Seagate receives a Severity 3 Incident at 4:45 p.m., then Seagate will have until 9:45 a.m. on the next Seagate Business Day to respond.


III.  Error Correction Time:

During the Support Hours, Seagate shall use commercially reasonable efforts to resolve Errors with the Licensed Software, or provide a Work-Around, in accordance with the severity level reasonably assigned by Seagate as follows:

SEVERITY LEVEL                       TARGET ERROR CORRECTION TIME
----------------      --------------------------------------------------------------
                      Priority Support                 Enterprise Support
                      ------------------------------   -----------------------------
Severity 1 Incident   Two (2) Seagate Business Days    One (1) Seagate Business Days
Severity 2 Incident   Five (5) Seagate Business Days   Two (2) Seagate Business Days
Severity 3 Incident   Ten (10) Seagate Business Days   Five (5) Seagate Business Days
Severity 4 Incident   Not Applicable                   Not Applicable

Error correction times shall be measured from the time Seagate verifies that an Incident was caused by an Error in the Licensed Software. Notwithstanding the availability of a Work-Around, Seagate shall continue to use commercially reasonable efforts to fix the Error and provide Customer with the applicable permanent correction.

                                  Attachment B
            Seagate Regional Support Centers and Hours of Operation
            -------------------------------------------------------

                    Seagate Worldwide Support Phone Numbers

Country          Priority Support    Language         Fax Registration          Fax Support         Opening Times
-------------------------------------------------------------------------------------------------------------------------------

North              1-800-887-2340  English               1-888-248-4406         1 888-248-4406  8:00 am - 8:00 PM EST *
America
-------------------------------------------------------------------------------------------------------------------------------
UK               +44 181 566 2021  English             +44 181 231 0649       +44 181 231 0600  8:30 am - 5:30 PM GMT **
-------------------------------------------------------------------------------------------------------------------------------

France           +33 141 91 86 28  French/English     +33 1 41 91 86 27       +44 181 231 0600  9:00 am - 6:30 PM CET ***
-------------------------------------------------------------------------------------------------------------------------------
Germany        +49 69 95 09 61 79  German/English       +4969 95096 182        +44181 231 0600  9:00 am - 6:30 PM CET ***
-------------------------------------------------------------------------------------------------------------------------------
Spain             +34 91 406 9071  Spanish/English      +34 91 40690 72       +44 181 231 0600  9:00 am - 6:30 PM CET ***
-------------------------------------------------------------------------------------------------------------------------------
Italy           +39 026 96 333 87  Italian/English     +39 26 96 333 88       +44 181 231 0600  9:00 am - 6:30 PM CET ***
-------------------------------------------------------------------------------------------------------------------------------
Sweden           +46 85 87 711 46  English             +46 85 87 711 47       +44 181 231 0600  9:00 am - 6:30 PM CET ***
-------------------------------------------------------------------------------------------------------------------------------
Belgium            +32 2713 12 36  French/English        +32 2 713 1237       +44 181 231 0600  9:00 am - 6:30 PM CET ***
-------------------------------------------------------------------------------------------------------------------------------
Switzerland        +41 1 800 9135  German/English        +41 1 800 9140       +44 181 231 0600  9:00 am - 6:30 PM CET ***
-------------------------------------------------------------------------------------------------------------------------------
Switzerland        +41 1 800 9131  French/English        +41 1 800 9140       +44 181 231 0600  9:00 am - 6:30 PM CET ***
-------------------------------------------------------------------------------------------------------------------------------
Netherlands       +31 20 346 9202  English              +31 20 246 9203       +44 181 231 0600  9:00 am - 6:30 PM CET ***
-------------------------------------------------------------------------------------------------------------------------------
Austria           +43 179 567 286  German/English      +43 1 79 5672 87       +44 181 231 0600  9:00 am - 6:30 PM CET ***
-------------------------------------------------------------------------------------------------------------------------------
Ireland           +353 1 407 3031  English              +353 1 407 3032       +44 181 231 0600  8:00 am - 5:30 PM GMT **
-------------------------------------------------------------------------------------------------------------------------------
Australia          +800 500 29269  English              +1 604 681 5147         +800-7893-3789  8.00 am - 5:00 PM Australian
                                                                                                EST
-------------------------------------------------------------------------------------------------------------------------------
Hong Kong            +800 908 432  English              +1 604 681 5147         +800-7893-3789  8:00 am - 8:00 PM Hong Kong
                                                                                                local time
-------------------------------------------------------------------------------------------------------------------------------
New Zealand        +800 500 29269  English              +1 604 681 5147         +800-7893-3789  9:00 am - 6:00 PM New Zealand
                                                                                                local time
-------------------------------------------------------------------------------------------------------------------------------
Singapore           +800 6161 670  English              +1 604 681 5147         +800-7893-3789  8:00 am - 5:00 PM Singapore
                                                                                                local time
-------------------------------------------------------------------------------------------------------------------------------

                                24-Hour Support


Country            Priority Support      Language        Fax Registration         Fax Support
-----------------------------------------------------------------------------------------------
North America         1-888-229-2275     English          1-888-248-4406         1 888-248-4406
-----------------------------------------------------------------------------------------------
Australia             +800-500-29269     English          1-604-681-5147         +800-7893-3789
-----------------------------------------------------------------------------------------------
New Zealand          +-800-500-29269     English          1-604-681-5147         +800-7893-3789
-----------------------------------------------------------------------------------------------
Outside North         1-604-605-5863     English
America
-----------------------------------------------------------------------------------------------

*Hours of operation are from 8:00 am to 7:00 pm EST on Wednesdays and Fridays **Hours of operation are from 9:00 am to 4:00 pm GMT on Fridays
***Hours of operation are from 9:00 am to 5:00 pm CET on Fridays

                                   SCHEDULE D

License No:________________         Customer: Seagate Technologies, Inc.

In reference to services in connection with the licensing of the Licensed
Programs:

GENERAL
-------

Should Customer wish Seagate to provide any professional services, Customer and Seagate shall enter into a statement of work substantially in the form attached hereto as "Addendum ___ to Schedule D", each such Addendum to be sequentially numbered starting with the Number 1. All of the terms and conditions of this Schedule D shall apply to the provision of services, unless otherwise stated in the applicable addendum.

     i. Seagate will perform the services as set forth in the applicable Addendum. Customer is responsible for supplying appropriate tasks and for ensuring that appropriate materials and facilities are provided. Customer acknowledges that the timely provision of assistance, cooperation, and complete and accurate information and data by its officers and employees are essential to performance of any service and that Seagate's ability to complete any service is dependent upon same.

     ii. Unless otherwise specified in any such addendum, Customer agrees to pay Seagate for such services on a time and materials basis at Seagate's then-current hourly rates and to reimburse Seagate for any reasonable expenses incurred by Seagate in connection with the services.

     iii. Customer will be invoiced monthly for such services and for all travel and other reasonable expenses (including, but not limited to, coach class air travel, hotel and meal expenses and rental car costs). Seagate will provide, at Customer's request, such records and supporting documentation to identify the date or dates on which services were performed in order to substantiate such expenses.

     iv. Unless otherwise specified in the applicable addendum, Seagate is not responsible for delivering any particular piece of work or service in a specific timeframe to Customer. Where Seagate is working as part of a team including Customer's employees and/or other third parties, Seagate will endeavor to work as part of that team including working towards delivery targets. Any work product delivered to Customer by Seagate pursuant to services shall be deemed accepted by Customer upon delivery; however such work product shall be subject to the limited warranties set forth in Section 11 of this Agreement.

     v. In addition to any other rights, any design concepts, methodologies, know-how, programming techniques and any other software programming techniques used or developed in the course of, or as a result of, services may be freely used by Seagate in other business activities provided that Seagate maintains its obligations of confidentiality under this Agreement.

     vi. Any change(s) to the scope of services shall be made by a written amendment to the applicable addendum or other ordering document. The amendment shall be signed by an authorized representative of each party prior to implementation of the change(s).

     vii. Seagate and Customer each agree that they shall not, except with the prior written consent of the other, offer employment to or employ any person employed within the preceding twelve (12) months by the other and who was directly or indirectly involved in the performance of this Agreement during such 12-month period.

ADDENDUM 1 to SCHEDULE D



License Number:________________    Customer: Seagate Technologies, Inc.


In reference to services to be performed:

Project Management Services (30 days)       $ 54,000
Quick Start                                 $ 13,500
Implementation Review (2 site visits)       $ 27,000
Report Writing Services (Onsite 30 days)    $ 45,900
Report Writing (Remote 20 Days)             $ 18,000
Onsite Training (3 weeks)                   $ 24,300
                                            --------

TOTAL                                       $182,700




CUSTOMER                                 SEAGATE

By:    ____________________________      By:    ____________________________

Name:  ____________________________      Name:  ____________________________

Title: ____________________________      Title: ____________________________

Date:  ____________________________      Date:  ____________________________

                                    ADDENDUM

        License Number:________________    Customer: ___________________


The parties to the Software License Agreement (the "Agreement") in effect between Seagate Software Information Management Group (US), Inc. ("Seagate") and ___________________ ("Customer") hereby agree to modify the Agreement as follows:



CUSTOMER                                 SEAGATE

By:    ____________________________      By:    ____________________________

Name:  ____________________________      Name:  ____________________________

Title: ____________________________      Title: ____________________________

Date:  ____________________________      Date:  ____________________________